CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in each of the Registration Statements of Cellular Biomedicine Group, Inc. (formerly known as EastBridge Investment Group Corporation) (the "Company") on Form S-8 (No. 333-187799), Form S-8 (No. 333-179974), Form S-8 (No. 333-158583), Form S-8 (No. 333-153129) and Form S-8 (No. 333-143878), of our report, dated March 29, 2013, relating to the consolidated financial statements of the Company for the fiscal year ended December 31, 2012.

Tarvaran Askelson & Company, LLP

Tarvaran Askelson & Company

Laguna Niguel, California
June 13, 2013